CORDOVANO & HARVEY, P.C.
                           Certified Public Accountant
                                    Suite 300
                                201 Steele Street
                             Denver, Colorado 80206
                            Telephone: (303)329-0220
                            Facsimile: (303)316-7493




March 14, 2001



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


We would like to inform you that we have read the disclosures provided by Solid Management Corporation (comm. file #000-26931) in its filing of Form 8-K/A dated March 14, 2001 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,


/s/ Cordovano & Harvey, P.C.
----------------------------
Cordovano & Harvey, P.C.